EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation of our report dated February 21, 2001 (except for the matters discussed in Notes 16 and 20, as to which the date is March 28, 2001) included in this Form 10-K into Andrx Corporation's previously filed Registration Statements on Form S-8 (No. 333-45410 and 333-11537).


ARTHUR ANDERSEN LLP



Fort Lauderdale, Florida,
  March 28, 2001.